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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITOR'S CONSENT



      We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-114566 of Umpqua Holdings Corporation on Form S-4 of our report, dated January 15, 2004, of California Independent Bancorp and Subsidiaries, included in the Current Report of Humboldt Bancorp on Form 8-K dated April 15, 2004. We also consent to the reference to our Firm under the caption "Experts" in the joint proxy statement-prospectus, which is part of this Registration Statement.



/s/ Perry-Smith LLP

Sacramento, California

May 13, 2004